Exhibit 10.1

                                SERVICE AGREEMENT

This Service Agreement (this "Agreement") in entered into on this 24st day of February, 2015 ("Effective Date") between Uvic Inc. and Angara Corp. (the "Client") located at 2360 Corporate Circle #400, Henderson, NV 89074. These are the terms of our agreement together:

1. PURPOSE AND AUTHORIZATION. The Client is engaging Uvic Inc., for the purpose of preparing creating 3D model of the Clint's goods for publishing on the Uvic Inc's web-catalog and developing a webpage to be installed on the Uvic Inc.'s web space. The Client authorizes Uvic Inc. to access its products and provide with all information for the web catalog .

2. WEBSITE CONTENT. Client understands that Uvic Inc. may choose not begin to customize the webpage until all information prepared for publishing is received. If the Client does not supply Uvic Inc. complete information contracted for by the Completion Date as listed in Section 13 of the Agreement, the entire amount of the Agreement becomes due and payable.

3. DESIGNATED CLIENT REPRESENTATIVE. To ensure effective communication and an efficient design process between the Client and Uvic Inc., the Client agrees to designate a single representative to work directly with Uvic Inc. The representative will ensure ALL information has reached final approval within their organization before submitting the finalized information to Uvic Inc. Designated Client Representative Information

Name: LELA TSERADZE

Phone: (702) 605-4710

Email: angaracorp@gmail.com

Changes  made  to   information   that  has  already   been   submitted  by  the
representative may result in additional charges at a minimum rate of $50 per hour.

5. WEBPAGE MAINTENANCE. The Client understands that once the webpage is completed and installed to the Uvic Inc.'s web catalog the Client takes on the responsibility of maintaining all information.

6. ASSIGNMENT OF PROJECT. Uvic Inc. reserves the right to assign subcontractors to this project to insure the right fit for the job as well as on-time completion.

7. LEGAL STUFF. Uvic Inc. does not warrant that the functions contained in the webpage will be uninterrupted or error-free. In no event will Uvic Inc. be liable to the Client or any third party for any damages, including any lost profits, lost savings or other incidental, consequential or special damages arising out of the operation of or inability to operate these web pages or website. If any provision of this agreement shall be unlawful, void, or for any
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reason  unenforceable,  then that provision shall be deemed  severable from this agreement and shall not affect the validity and enforceability of any remaining provisions.

8. COPYRIGHTS AND TRADEMARKS. The Client represents to Uvic Inc. and unconditionally guarantees that any elements of text, graphics, photos, designs, trademarks, or other artwork furnished to Uvic Inc.for inclusion in web pages are owned by the Client, or that the Client has permission from the rightful owner to use each of these elements, and will hold harmless, protect, and defend Uvic Inc. and its subcontractors from any claim or suit arising from the use of such elements furnished by the Client.

9. COPYRIGHTS TO WEBPAGES. Upon final payment of this contract, the Client is assigned rights to use as a webpage the design, graphics, and text contained in the finished assembled website. Rights to photos, graphics, source code, source files, and computer programs are specifically not transferred to the Client, and remain the property of their respective owners. Uvic Inc. and its subcontractors retain the right to display graphics and other Web design elements as examples of their work in their respective portfolios.

10. PRICING & ADDITIONAL SERVICES and Fees. Uvic Inc. pricing, services and fees are as follows. Pricing. The cost for a site is $2,614, which includes:

-    Clients goods photographs

-    Clients goods 3D modeling

-    1 web page

- 1 additional blank web page. This can be used by the Client to create additional landing page

-    Publishing of the final approved webpage to the Uvic Inc.'s web catalog.

11. ESTIMATED COSTS. Fees to Uvic Inc. are due and payable on the following schedule:

-    50% of the estimated cost upon signing of this Agreement

- Remaining balance due once web page is completed with the content provided from the Client.

12. INITIAL PAYMENT, FINAL PAYMENT AND CANCELLATION.

The Estimate Cost of this agreement is $2,614. This agreement begins with an initial non-refundable deposit payment of $1,307. At the completion of the site Uvic Inc. will provide the Client with a final billing of the actual cost for the site. Payment must be received in full before the web page is published to the web catalog. If the Client halts, work and applies by registered letter for a cancellation within 30 days of the Effective Date to Uvic Inc., 2235 E. FLAMINGO RD. #100G, LAS VEGAS NV 89119, phone 702-608-4543, The Client will be provided with a final billing within 10 day of the cancellation. Any work completed up to the cancellation date will be billed to the Client. The Client is responsible to pay for any work completed which is not covered by the initial deposit.

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13. COMPLETION DATE. Uvic Inc. and the Client must work together to complete the website in a timely manner. We agree to work expeditiously to complete the webpage no later than June 15th, 2015.

The undersigned agrees to the terms of this agreement on behalf of his or her organization or business.

On behalf of the Client (authorized signature):


/s/ Lela Tseradze                              Date 02/24/2015
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On behalf of Uvic Inc. (authorized signature)


/s/ Iuldashkhan Umurzakov                      Date 02/24/2015
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